Exhibit 10.13

BIOCRYST PHARMACEUTICALS, INC.
2190 PARKWAY LAKE DRIVE
BIRMINGHAM, AL 35244
205-444-4600 205-444-4640 FAX
www.biocryst.com

Memo

Re: Officer Salaries 2005 Term Sheet

The following memo sets forth the 2005 annual base salary established for the officers of BioCryst Pharmaceuticals, Inc. by the Compensation Committee of the Board of Directors.

Charles E. Bugg-Chairman and Chief Executive Officer	$425,000 effective 1/1/05

J. Claude Bennett-President, Chief Operating Officer and Medical Director	$325,000 effective 1/1/05

Michael A. Darwin-Chief Financial Officer, Secretary and Treasurer	$189,840 effective 1/1/05
$210,000 effective 5/16/05

Randall B. Riggs-Vice President Business Development	$255,000 at hire

Jonathan M. Nugent-Vice President Corporate Communications	$180,000 at hire